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                              SEPARATION AGREEMENT
                              --------------------

        This Severance Agreement (the "Agreement") is made and entered into effective as of December 18, 1998, by and between Robert J. Riopel (the "Executive") and Phoenix Technologies Ltd., a Delaware corporation (the "Company").

                                 R E C I T A L S

        A. Executive, based on his own considerations, including the terms set forth in this Agreement, has decided to voluntarily enter into this Agreement providing for the separation of his employment, certain amounts of pay in lieu of notice, certain other rights and obligations, and the release of all pending legal claims.

        B. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Executive, to agree to the terms provided herein.

       C. Certain capitalized terms used in the Agreement are defined in
Section 7 below.

                                A G R E E M E N T

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

1. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings for the purposes of this Agreement only:

         a. CAUSE. "Cause" shall mean (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an Executive and intended to result in substantial personal enrichment of the Executive, (ii) conviction of a felony that is injurious to the Company,
(iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Executive of the Executive's obligations under Section 1 of this Agreement that are demonstrably willful and deliberate on the Executive's part after there has been delivered to the Executive a written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his duties.

         b. DISABILITY. "Disability" shall mean that the Executive has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least ninety (90) days after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the

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termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

         c. RE-EMPLOYMENT. "Re-employment shall mean that the Executive has obtained work for compensation from any single employer or client, or any group of employers or clients in a cumulative amount greater than twenty-four hours per week, or one hundred hours per month.

         d. SEPARATION DATE. "Separation Date" shall mean the earlier of: (1) January 31, 1999, (2) Executive's resignation from the Company upon twenty
(20) days written notice, (3) Company's involuntary termination of Executive for any reason other than Cause.

2.    RIGHTS AND OBLIGATIONS UNTIL SEPARATION.

         a. SCOPE OF EMPLOYMENT. The Company currently employs Executive as Chief Financial Officer, as such position has been defined in terms of responsibilities and compensation as of the Effective Date of this Agreement. Executive shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect until the Separation Date. Until the Separation Date, Executive shall continue to devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and Executive shall use his best efforts to further the business of the Company and its affiliated entities.

         b. BASE COMPENSATION. The Company pays the Executive as compensation for his services a base salary at the annualized rate of $180,000. Such salary shall be paid periodically in accordance with normal Company payroll practices. The annual compensation specified in this Section 2, together with any increases in such compensation as the Board may direct from time to time, is referred to in this Agreement as "Base Compensation."

         c. EXECUTIVE BENEFITS. The Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

         d. TERMINATION FOR CAUSE. Until the Separation Date, if the Company terminates Executive's employment for Cause, Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement.

         e. DISABILITY; DEATH. If the Company terminates Executive's employment before the Separation Date as a result of the Executive's Disability or if the Executive's employment terminates due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits pursuant to this Agreement. However, Executive shall remain eligible for those

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severance and other benefits (if any) as may then be available under the
Company's then existing severance and benefits plans and policies at the time of Executive's termination or death.

3.      RIGHTS AND OBLIGATIONS AFTER SEPARATION DATE.

         a. GUARANTEED SEVERANCE PAYMENTS. Executive shall receive severance payments for twelve (12) months after the Separation Date at Executive's Base Compensation to be paid to Executive in accordance with the Company's standard payroll practices. Executive will continue to receive severance payments for up to an additional six months in the event that Executive has not obtained Re-employment during the twelve month period following the Separation Date. During the period beginning twelve months from the Separation Date and ending six months thereafter, Severance payments shall discontinue in the event Executive obtains Re-employment.

         b. MEDICAL BENEFITS. The Company, at the Company's sole expense, shall provide Executive (and, if applicable, his eligible dependents) with the same level of health coverage and benefits as in effect for Executive (and, if applicable, his eligible dependents) on the day immediately preceding the day of the Executive's termination of employment (the "Company-Paid Coverage"); provided, however, that (i) Executive and each eligible dependent constitutes a qualified beneficiary, as defined in Section 498OB(g)(1) of the Internal Revenue Code of 1986, as amended (collectively, "Qualified Beneficiaries"); (ii) each Qualified Beneficiary elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. Such Company-Paid Coverage shall continue in effect for each Qualified Beneficiary until the earlier of (i) the Qualified Beneficiary is no longer eligible to receive continuation coverage under COBRA, or (ii) eighteen (18) months following termination of employment pursuant to Section 5(a).

         c. COVENANTS NOT TO COMPETE AND NOT TO SOLICIT.

                  (i) Upon the termination of the Executive's employment with the Company pursuant to Section 5(a) and for a period of eighteen (18) months thereafter, Executive agrees that he shall not, on his own behalf, or as owner, manager, advisor, principal, agent, partner, consultant, director, officer, stockholder or employee of any business entity, or otherwise in any territory in which the Company is actively engaged in business (i) open or operate any business which is in competition with any business of the Company, (ii) act as an employee, agent, advisor or consultant of any competitor of the Company, (iii) solicit or accept business from any of the Company's competitors, (iv) take any action to or do anything reasonably intended to divert business from the Company or influence or attempt to influence any existing customers of the Company to cease doing business with the Company or to alter its business relationship with the Company, or (v) take any action or do anything reasonably intended to influence any suppliers of the Company to cease doing business with the Company or to alter its business relationship with the Company. Executive further covenants and agrees that he will not for himself or on behalf of any other person, partnership, firm, association or corporation in any territory served by the Company, directly or indirectly solicit or accept business from any of the Company's existing customers for the purchase or sale of products or services of a like kind to those sold or provided the Company. The

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         foregoing covenant shall not be deemed to prohibit Executive from acquiring an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

                  (ii) Upon the termination of the Executive's employment with the Company pursuant to Section 5 (a) and for a period of eighteen (18) months thereafter, Executive agrees that he shall not either directly or indirectly solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause any employee of the Company to leave his or her employment either for Executive or for any other entity or person.

                  (iii) Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

         d. TRANSITION ASSISTANCE. Executive will make himself available to respond to inquiries regarding Company matters.

         e. OTHER BENEFIT PLANS. Executive's stock options will vest and be exercisable according to the terms of the options after the Separation Date. Employee will be able to continue to participate in neither the Phoenix's 401(k) plan nor the Employee Stock Purchase Plan (ESPP) after the Separation Date. Employee will not continue to accrue vacation and sick leave after the Separation Date.

4.      RELEASE.

        Executive hereby forever waives for himself, his attorneys, heirs, executors, administrators, successors and assigns any claim against Phoenix, including its subsidiaries, affiliates, insurers, shareholders, officers, directors and employees (the "Parties Released"), for any action, loss, expense or any damages arising from any occurrence from the beginning of time until the date of the signing of this Agreement and arising or in any way resulting from Executive's employment with Phoenix or his resignation thereof. The only exceptions to the above waiver are claims by Executive under any worker's compensation or unemployment statutes and any right arising under this Agreement. Executive represents that he has no current intention to assert any claim on any basis against the Parties Released.

5.       SUCCESSORS.

         a. COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any

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successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

         b. EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, devices and legatees.

6.       NOTICE.

         a. GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address, which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         b. NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by a notice of termination to the Executive given in accordance with Section 9(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

7.      ARBITRATION.

         a. The Company and Executive agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof, or any of the matters herein released shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

         b. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

         c. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF,

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RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION,
VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

8.       MISCELLANEOUS PROVISIONS.

         a. WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         b. WHOLE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any and all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

         c. CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws but not the choice of law rules of the State of California.

         d. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         e. NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(e) shall be void.

         f. EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

         g. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

9.       REPRESENTATIONS BY EXECUTIVE.

EXECUTIVE STATES THAT HE HAS CAREFULLY READ THIS SEPARATION AGREEMENT, THAT HE KNOWS, UNDERSTANDS AND ACCEPTS THE TERMS AND CONDITIONS OF THIS DOCUMENT, AND THAT HE EXECUTED THIS DOCUMENT OF HIS OWN FREE WILL. EXECUTIVE FURTHER REPRESENTS AND AGREES THAT HE HAS

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BEEN ADVISED BY PHOENIX TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS
SEPARATION AGREEMENT. EXECUTIVE UNDERSTANDS AND ACCEPTS THAT THE TERMS CONTAINED IN THIS AGREEMENT ARE TO BE A FULL AND FINAL RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT.

10.      CONDITIONS PRECEDENT AND REVOCATION.

EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE
(21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT. THE PARTIES AGREE THAT EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO PHOENIX WITHIN THE SEVENDAY PERIOD FOLLOWING ITS EXECUTION, AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL SUCH PERIOD HAS EXPIRED. IN THE EVENT THIS AGREEMENT IS REVOKED BY EXECUTIVE, EXECUTIVE SHALL RETURN ALL CONSIDERATION AND BENEFITS PROVIDED TO EXECUTIVE PURSUANT TO THIS AGREEMENT.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



COMPANY:                                              PHOENIX TECHNOLOGIES LTD.

                                                      /s/ Jack Kay
                                                      -------------------------
                                                      By:    Jack Kay
                                                      Chief Executive Officer


EXECUTIVE:                                            Robert J. Riopel

                                                      /s/ Robert J. Riopel
                                                      -------------------------
                                                      Signature

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                                    EXHIBIT A

In consideration for Executive accepting the benefits under his Severance Agreement dated December 18, 1998, Executive agrees to release Company of all claims arising from his employment as set forth below.

Executive hereby forever waives for himself, his attorneys, heirs, executors, administrators, successors and assigns any claim against Phoenix, including its subsidiaries, affiliates, insurers, shareholders, officers, directors and employees (the "Parties Released"), for any action, loss, expense or any damages arising from any occurrence from the beginning of time until the date of the signing of this Agreement and arising or in any way resulting from Executive's employment with Phoenix or the termination thereof. The only exceptions to the above waiver are claims by Executive under any worker's compensation or unemployment statutes and any right arising under this Agreement. Executive represents that he has no current intention to assert any claim on any basis against the Parties Released. Phoenix releases its claims on intellectual property created by Employee after the date of execution of this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER SIGNING THIS RELEASE. EXECUTIVE MAY REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO PHOENIX WITHIN SEVEN DAYS FOLLOWING ITS EXECUTION. THIS RELEASE SHALL NOT BECOME EFFECTIVE AND BINDING UNTIL SUCH PERIOD HAS EXPIRED. EXECUTIVE WILL RETURN ALL CONSIDERATION AND BENEFITS PROVIDED IN CONNECTION WITH THE GRANTING OF THIS RELEASE IF HE REVOKES THE RELEASE.

In the event of breach of this Agreement by Phoenix, Executive's exclusive remedy for such breach shall be limited to the enforcement of the terms of this Agreement.

COMPANY:                                              PHOENIX TECHNOLOGIES LTD.


                                                      -------------------------
                                                      By

                                                      -------------------------
                                                      Title


EXECUTIVE:                                            Robert J. Riopel


                                                      -------------------------
                                                      Signature